Exhibit 10.18

PLACEMENT AGENCY AGREEMENT

February 1, 2010

John Thomas Financial, Inc.
14 Wall Street
23rd Floor
New York, New York 10005

Ladies and Gentlemen:

XELR8 Holdings, Inc., a Nevada corporation (the “Company”), and John Thomas Financial, Inc., a New York corporation (the “Placement Agent”), have entered into an Investment Banking Agreement, dated as of December 23, 2009 (the “IB Agreement”).  This Placement Agency Agreement (the “Agreement”) supplements and expands upon the IB Agreement, insofar as the IB Agreement relates to the Offering, as hereinafter defined, as follows:

1.	Offering.

(a) Subject to Section 1(e), the Company will offer (the “Offering”) for sale through the Placement Agent, as exclusive agent for the Company, and its selected dealers, if any, a minimum of one million dollars ($1,000,000) principal amount (the “Minimum Amount”) and a maximum of two million dollars ($2,000,000) principal amount (the “Maximum Amount”) of its secured convertible promissory notes (each, a “Convertible Note” and collectively, the “Convertible Notes”) at a purchase price (the “Purchase Price”) equal to the original principal amount of the Convertible Notes.  The Convertible Notes will bear interest at a rate of 10% per annum, will be convertible into shares (as converted, the “Conversion Shares”) of the Company’s common stock, par value $0.001 per shares (the “Common Stock”) at a fixed conversion price of $0.15 per Conversion Share, and will be payable on a semi-annual basis in arrears as to interest only in either cash or Convertible Notes, at the discretion of the holders of a majority of the outstanding principal amount of the Convertible Notes.  The Convertible Notes will be senior to all other indebtedness of the Company.  The Convertible Notes and the Conversion Shares shall have the rights and privileges described in the Memorandum (as defined below).  In the event the Offering is oversubscribed, the Company and the Placement Agent may, in their mutual discretion, sell up to an additional one million dollars ($1,000,000) principal amount of the Convertible Notes (the “Over-allotment”).

(b) Placement of the Convertible Notes by the Placement Agent will be made on a “reasonable best efforts,” “all-or-none” basis with respect to the Minimum Amount, and on a “best efforts basis” as to the Maximum Amount.  The minimum subscription for Convertible Notes shall be ten thousand dollars ($10,000) principal amount of Convertible Notes; provided, however, that the Company and the Placement Agent may, in their discretion, accept an offer for a lesser principal amount of Convertible Notes.  The Convertible Notes will be offered to potential subscribers, which may include related parties of the Placement Agent or the Company, commencing on the date of the Memorandum (as defined below) and continuing until April 30, 2010, unless extended by mutual agreement of the Placement Agent and the Company until September 30, 2010, or terminated earlier as provided herein (the “Offering Period”).  The date on which the Offering Period shall terminate shall be referred to as the “Termination Date.” A Final Closing may be held after the Termination Date.

(c) Subscriptions for the Convertible Notes will be accepted by the Company at the Purchase Price; provided, however, that the Placement Agent shall not tender to the Company and the Company shall not accept subscriptions from, or sell Convertible Notes to, any persons or entities that do not qualify as (or are not reasonably believed to be):

i.  “accredited investors,” as such term is defined in Rule 501 of Regulation D promulgated under Section 4(2) (“Regulation D”) of the Securities Act of 1933, as amended (the “Act”) as promulgated by the Securities and Exchange Commission (the “SEC”); or

ii. pursuant to the exemption from the registration requirements of the Act provided by Regulation S (“Regulation S”) under the Act, not “U.S. persons,” as such term is defined in Regulation S.

(d) The Offering of the Convertible Notes will be made by the Placement Agent on behalf of the Company solely pursuant to the Memorandum, which at all times will be in form and substance reasonably acceptable to the Placement Agent, the Company and their respective counsel, and shall contain such legends and other information as the Placement Agent, the Company and their respective counsel may, from time to time, deem necessary and desirable to be set forth therein. The term “Memorandum” as used in this Agreement means the Company’s Confidential Private Placement Memorandum dated February 1, 2010, inclusive of all annexes, supplements, exhibits and appendices thereto, if any.  Unless otherwise defined, each capitalized term used in this Agreement has the same meaning ascribed to it in the Memorandum.

(e) As disclosed in the Memorandum, an existing creditor of the Company holds Company promissory notes in the aggregate principal amount of $180,000 (the “Bridge Notes”), and the Company may issue up to an additional $320,000 aggregate principal amount of additional Bridge Notes prior to the First Closing (as defined below) .  Under the terms of the Bridge Notes, all amounts outstanding under the Bridge Notes (the “Exchange Amount”) are exchangeable into Convertible Notes upon the First Closing.  The Exchange Amount shall not be included in the calculation of the Minimum or the Maximum Amount. However the Placement Agent shall be entitled to the Agent’s Fee and the Agent Expenses, as such terms are hereinafter defined, with respect to the Exchange Amount.

(f) The Placement Agent shall comply with all applicable broker-dealer registration requirements, applicable federal and state securities laws and all regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the Offering and conduct the Offering in accordance with Regulation D.  In connection with the Offering, the Placement Agent will offer the Convertible Notes only in those jurisdictions (states of the United States and foreign) in which the Convertible Notes have been qualified or registered for sale under the securities laws of such jurisdiction, or an exemption from such qualification or registration is available, and will deliver to each potential investor contacted by it, prior to accepting any subscription from such investor, the Memorandum.  A copy of each subscription document shall be promptly transmitted to the Company or its counsel.  All information and statements relating to the Placement Agent provided in writing by the Placement Agent for inclusion in the Memorandum will be true and correct in all material respects as of the date provided and such statements and information will not be misleading in any material respect.

2A.                 Representations, Warranties and Covenants of the Company.  The Company hereby represents, warrants and covenants to the Placement Agent that, as of the date hereof and except as set forth in (i) the Memorandum or (ii) the Company Reports (as defined below):

(a) The Memorandum has been diligently prepared by the Company, at its sole cost, in conformity with all applicable laws, and is in compliance with Regulation D, the Act and the requirements of all other rules and regulations (the “Regulations”) of the SEC relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Convertible Notes are to be offered and sold excluding any foreign jurisdictions.  The Convertible Notes will be offered and sold pursuant to the registration exemption provided by (i) Regulation D and Section 4(2) and/or Section 4(6) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Placement Agent notifies the Company that the Convertible Notes are being offered for sale or (ii) Regulation S in offshore transactions to persons who are not “U.S. persons” as such term is defined in Regulation S and in compliance with the laws for applicable foreign jurisdictions in which the Placement Agent notifies the Company that the Convertible Notes are being offered for sale.  The Memorandum describes all material aspects, including attendant risks, of an investment in the Company.  The Company has not taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D or Section 4(2) and/or Section 4(6) of the Act or Regulation S, as applicable, and knows of no reason why any such exemption would be otherwise unavailable to it.  Neither the Company, nor, to the Company’s knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Convertible Notes.  None of the Company, its predecessors or affiliates has been subject to any order, judgment or decree of any court or governmental authority of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D, or any other applicable state or federal securities laws. Neither the Company, nor to its knowledge, any of its affiliates, or any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Convertible Notes to be integrated with prior offerings by the Company for purposes of the Act.  None of the Company, its affiliates or any person acting on its behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Convertible Notes to be integrated with other offerings.

(b) The Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading: provided, however, the foregoing does not apply to any statements or omissions made solely in reliance on and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof.  None of the statements, documents, certificates or other items prepared by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.  There is no fact which the Company has not disclosed in the Memorandum and to the Placement Agent and its counsel in writing and of which the Company is aware that materially adversely affects or that could reasonably be expected to have a material adverse effect on the prospects, condition (financial or otherwise), operations or assets of the Company or any of its Subsidiaries, as such term is hereinafter defined.

(c) The Company and its “Subsidiaries” (which for purposes of this Agreement means VitaCube Systems, Inc., XELR8, Inc., XELR8 International, Inc. and XELR8 Canada, Corp.), are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted.  Other than the Subsidiaries, the Company is not a party to any joint venture and does not directly or indirectly own or hold capital stock or an equity or similar interest in any entity.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).   Except as set forth in the Memorandum or the Company Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens (other than Permitted Encumbrances), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  “Permitted Encumbrances” shall means (a) mechanic’s, materialmen’s, and similar liens, securing payment of sums not yet due and payable and for which an appropriate reserve has been established, (b) liens for taxes not yet delinquent or for taxes that the taxpayer is contesting in good faith through appropriate proceedings and for which an appropriate reserve has been established in the financial statements of such taxpayer, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

(d) The Company has all requisite corporate power and authority to (i) enter into and perform its obligations under this Agreement, the Subscription Agreement, substantially in the form of Annex B to the Memorandum (the “Subscription Agreement”), the form of Convertible Note, substantially in the form of Annex C to the Memorandum, the Security Agreement substantially in the form of Annex E to the Memorandum (the “Security Agreement”) and the Registration Rights Agreement substantially in the form of Annex E to the Memorandum (the “Registration Rights Agreement”) and the other agreements contemplated hereby (this Agreement, the Subscription Agreement, the Convertible Note, the Security Agreement, the Registration Rights Agreement and the other agreements contemplated hereby are collectively referred to herein as the “Transaction Documents”) and (ii) issue, sell and deliver the Convertible Notes.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by the Company's Board of Directors.  This Agreement has been duly authorized, executed and delivered and constitutes, and each of the other Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e) None of the execution and delivery of, or performance by the Company under this Agreement or any of the other Transaction Documents or the consummation of the transactions herein or therein contemplated conflicts with or violates, or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under (i) any agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound, or any term of the articles of incorporation or by-laws of the Company, or (ii) except to the extent that such conflict or violation would not have a Material Adverse Effect, any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets.

(f) As of the date of the First Closing, as defined below, the Company will have the authorized and outstanding capital stock as set forth in the Memorandum (subject, in each case, to the issuance of shares of Common Stock upon the exercise of stock options and warrants disclosed as outstanding in the Memorandum, and the grant or issuance of options under equity compensation plans described in the Memorandum).  All outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding, fully paid and nonassessable.  Except as described in the Memorandum, the Company Reports or the first sentence of this Section 2(f), as of the date of the First Closing: (i) there will be no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any shares of capital stock or other equity securities of the Company or to pay any dividend or make any other distribution in respect thereof; (ii) there will be no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no shares of stock or other securities of the Company are reserved for issuance for any purpose; (iv) there will be no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of the Company, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights, and (v) no person holds a right to require the Company to register any securities of the Company under the Act or to participate in any such registration.  As of the date of the First Closing, the issued and outstanding shares of capital stock of the Company will conform to all statements in relation thereto contained in the Memorandum and the Memorandum describes all material terms and conditions thereof.  All issuances by the Company of its securities have been, at the times of their issuance, exempt from registration under the Act and any applicable state securities laws.

(g) Immediately prior to the First Closing, in the case of the Convertible Notes and the Conversion Shares, and immediately prior to the closing with respect to the Maximum Amount, in the case of the Fee Shares (as such term is hereinafter defined), such securities will have been duly authorized and, when issued and delivered against payment therefor as provided in the Transaction Documents, will be validly issued, fully paid and nonassessable.  No holder of any of the Convertible Notes, the Conversion Shares or the Fee Shares will be subject to personal liability solely by reason of being such a holder, and except as described in the Memorandum, none of the Convertible Notes, the Conversion Shares or the Fee Shares are subject to preemptive or similar rights of any stockholder or security holder of the Company or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company.  Immediately prior to the First Closing, a sufficient number of authorized but unissued shares will have been reserved for issuance upon the conversion of the Convertible Notes.

(h) No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance or the consummation of the transactions contemplated herein or in the other Transaction Documents, except for required filings with the SEC and applicable state securities commissions relating specifically to the Offering (all of which filings will be duly made by, or on behalf of, the Company), other than those which are required to be made after the First Closing (all of which will be duly made on a timely basis).

(i) The Company Reports (as defined below) constitute all of the documents required to be filed by the Company with the SEC, including under Section 13 or subsections (a) or (c) of Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), through the date of this Agreement.  The Company Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Company Reports. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Reports shall mean (a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (b) all other reports filed by the Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since January 1, 2009 (such reports are collectively referred to herein as the “Company Reports”).

(j) The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (collectively, the “Company Financial Statements”) (i) were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) and (ii) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein.  Except as set forth in the Company Financial Statements or the Memorandum, the Company has no known material liabilities (contingent or otherwise) other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2009, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Company Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(k) Except as disclosed in the Memorandum, since the date of the Company’s most recent financial statements contained in the Memorandum, there has been no Material Adverse Effect.  Except as disclosed in the Memorandum, since the date of the Company’s most recent financial statements included in the Company Financial Statements, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $50,000.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(l) The conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States, or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described in the Memorandum or the Company Reports and except as such regulation is applicable to commercial enterprises generally.  The Company has obtained all licenses, permits and other governmental authorizations necessary to conduct its business as presently, and as proposed in the Memorandum to be, conducted, except to the extent that such failure to obtain would not have a Material Adverse Effect.  The Company has not received any written notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, would have a Material Adverse Effect, and the Company knows of no facts or set of circumstances which could give rise to such a notice.

(m) No default by the Company or, to the knowledge of the Company, any other party, exists under any Company Agreement (as defined below).  The Company Agreements are in full force and effect in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.  “Company Agreements” mean all contracts or agreements required to be described in the Company Reports or to be filed as an exhibit to the Company Reports by the Exchange Act and the Regulations.  Each description of a Company Agreement in the Company Reports or the Memorandum accurately reflects in all material respects the terms of the underlying contract or agreement.

(n)  Except as disclosed in the Memorandum or the Company Reports, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below) in excess of $25,000, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, or (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including (without limitation) “Capital Leases” (as defined under GAAP) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above of at least $25,000; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(o) Except as disclosed in the Memorandum or the Company Reports, there is no action, suit, proceeding, claim or investigation, before or by any court, public board, governmental agency, self regulatory organization or body (or any state of facts which management of the Company has concluded could give rise thereto) pending or, to the best knowledge of the Company, threatened, against the Company or any of its Subsidiaries, or involving any of their respective assets or, to the knowledge of the Company, involving any of its officers or directors.

(p) Except as disclosed in the Memorandum, the Company is not currently in violation of, and the execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not result in a violation of: (i) the articles of incorporation or by-laws or similar organizational documents, each as may be amended, of the Company or any of its Subsidiaries; (ii) any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of such entities is or may be bound or to which any of their respective assets may be subject; (iii) any statute, rule or regulation currently applicable to the Company or any Subsidiary; or (iv) any judgment, decree or order applicable to the Company, which violation or violations individually, or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(q) Neither the Company nor its Subsidiaries owns any real property in fee simple, and the Company and its Subsidiaries have good and marketable title to all property (personal, tangible and intangible) owned by such entity, free and clear of all security interests, liens and encumbrances, except for Permitted Encumbrances and except for such as are described in the Memorandum or the Company Reports.

(r) The Company and its Subsidiaries own all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes and formulations necessary for the conduct of their respective businesses as now conducted (collectively, the “Intangibles”).  To the knowledge of the Company, neither the Company nor its Subsidiaries have infringed upon the rights of others with respect to the Intangibles and, except as disclosed in the Memorandum, the Company has not received notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or any written notice of conflict with the asserted rights of others with respect to the Intangibles. To the best knowledge of the Company, no others have infringed upon the rights of the Company or its Subsidiaries with respect to the Intangibles.  Except as set forth in the Memorandum, none of the Company's Intangibles have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement.

(s) The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(t) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any such Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u) Subsequent to the respective dates as of which information is given in the Memorandum, the Company has operated its business in the ordinary course and, except as may otherwise be set forth in the Memorandum, there has been no: (i) material adverse change in the condition (financial or otherwise) of the Company; (ii) transaction otherwise than in the ordinary course of business consistent with past practice; (iii) issuance of any securities (debt or equity) or any rights to acquire any such securities; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any asset or property of the Company; or (v) agreement to permit any of the foregoing.

(v) Except as disclosed in the Memorandum, the Company and each of its Subsidiaries has filed, on a timely basis, each federal, state, local and foreign tax return, report and declarations that were required to be filed, or has requested an extension therefor and has paid all taxes and all related assessments, charges, penalties and interest to the extent that the same have become due.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  To the Company’s knowledge, none of the Company’s tax returns is presently being audited by any taxing authority.  No liens have been filed and no claims are being asserted by or against the Company or any of its Subsidiaries with respect to any taxes (other than liens for taxes not yet due and payable). Neither the Company nor its Subsidiaries has received notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other Person on its behalf.  Neither the Company nor any Subsidiary is a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect.  Each of the Company and its Subsidiaries has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

(w) The Company is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering, and hereby agrees to indemnify the Placement Agent from any such claim made by any other person as more fully set forth in Section 7 hereof.  Except as set forth in the Memorandum, the Company has not offered for sale or solicited offers to purchase the Convertible Notes except for negotiations with the Placement Agent.  Except as set forth in the Memorandum, no other person has any right to participate in any offer, sale or distribution of the Company’s securities to which the Placement Agent’s rights, described herein, shall apply.

(x) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(y) Except as set forth in the Memorandum, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(z) Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(aa) Neither the sale of the Convertible Notes by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person.  The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(bb) There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is not disclosed in the Memorandum or that otherwise would be reasonably likely to have a Material Adverse Effect.

2B.           Representations, Warranties and Covenants of Placement Agent. The Placement Agent hereby represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement:

(a)           The Placement Agent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

      (b) This Agreement has been duly authorized, executed and delivered by the Placement Agent, and upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except as may be limited by principles of public policy and, as to enforceability, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor’s rights from time to time in effect and subject to general equity principles.

(c) The Placement Agent is a member in good standing of FINRA and is registered in good standing as a broker-dealer under the Exchange Act (as defined below), and under the securities acts of each state into which it is making offers or sales of the Convertible Notes.  The Placement Agent is in possession of, and operating in compliance with, all authorizations, licenses, permits, consents, certificates and orders required for the performance of its duties under this Agreement, and its performance of its duties hereunder will be in compliance with all applicable laws, including state securities and Blue Sky laws and the securities laws of applicable foreign jurisdictions.  None of the Placement Agent or its affiliates, or any person acting on behalf of the foregoing (other than the Company, its affiliates or any person acting on its behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506 of Regulation D or Section 4(2) of the Act or Regulation S as the case may be, or knows of any reason why any such exemption would be otherwise unavailable to it.

(d) No consent, approval, authorization or order of any court or governmental authority or agency is required for the performance by the Placement Agent of its obligations under this Agreement, except such as may be required by FINRA or under Regulation D or state securities or Blue Sky laws, which the Placement Agent and the Company undertake to file within the applicable time period.

3. Placement Agent Appointment and Compensation.

(a) The Company hereby appoints the Placement Agent as its exclusive agent in connection with the Offering.  The Company has not and will not make, or permit to be made, any offers or sales of the Convertible Notes other than through the Placement Agent without the Placement Agent’s prior written consent. The Placement Agent has no obligation to purchase any of the Convertible Notes.  The agency of the Placement Agent hereunder shall continue until the later of the Termination Date and the Final Closing.  In connection with the performance of its obligations under this Agreement, the Placement Agent may engage, for the account of the Company, the services of one or more broker-dealers (“Additional Agents”) who are registered and in good standing under the Exchange Act and members in good standing of FINRA and who are reasonably acceptable to the Company, and, as compensation for their services, shall pay to such Additional Agents an amount to be negotiated between the Placement Agent and such Additional Agents.  Such amount will be paid to the Additional Agents by the Placement Agent only out of the commissions received by the Placement agent in respect of sales of the Convertible Notes, and the Company shall have no obligation to any Additional Agents respecting any such payments.  The arrangements, if any, between the Company, Placement Agent and any Additional Agent shall be set forth in an additional agent agreement, which shall provide, among other things, that such Additional Agent shall be deemed to have agreed to the matters set forth herein as if the Additional Agent were a signatory hereof.

(b) The Company will cause to be delivered to the Placement Agent copies of the Memorandum and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws, and hereby authorizes the Placement Agent and its agents and employees to use the Memorandum in connection with the sale of the Convertible Notes until the earlier of the Final Closing and the Termination Date, and no other person or entity is or will be authorized to give any information or make any representations other than those contained in the Memorandum or to use any offering materials other than those contained in the Memorandum in connection with the sale of the Convertible Notes.

(c) The Company will cooperate with the Placement Agent by making available to its representatives such information as may be reasonably requested in making a reasonable investigation of the Company and its affairs and shall provide access to such employees as shall be reasonably requested.

(d) In connection with the Offering, the Company will pay a cash fee (the “Agent’s Fee”) to the Placement Agent at each Closing equal to 10% of the aggregate gross proceeds (including the Exchange Amount) from the sale of Convertible Notes sold in the Offering.  In addition, the Company will issue to the Placement Agent at the Closing of the Maximum Amount 2,500,000 shares of Common Stock (the “Fee Shares”).

The Agent’s Fee and the Fee Shares are sometimes collectively referred to herein as the “Agent’s Compensation.”

(e) The Placement Agent shall also receive a non-accountable expense allowance equal to three percent (3%) of the gross proceeds (including the Exchange Amount) raised at each Closing (the “Agent Expenses”), which shall cover all of the costs and expenses of the Placement Agent, including its travel costs, due diligence costs and marketing expenses.  Payment of the Agent’s Expense will be made out of the proceeds of subscriptions for Convertible Notes at each Closing.  The Agent’s Expenses shall not cover Blue Sky Expenses (as defined below) or the other expenses set forth in Section 5(j) below.

(f) The Placement Agent shall be entitled to the fees and expenses set forth in Sections 3(d) and 3(e) above, including the issuance of Fee Shares (with respect to such Fee Shares, if, and only if, the Maximum Amount had not been obtained as of the Termination Date and the Subsequent Financing, as defined below, caused such Maximum Amount to be obtained), calculated in the manner provided herein with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind (a “Subsequent Financing”) to the extent that such financing or capital is provided to the Company, or to any affiliate of the Company, by investors whom the Placement Agent had introduced, directly or indirectly, to the Company during the term of this Agreement (such investors shall be agreed upon by the Placement Agent and the Company and listed on Exhibit A hereto, which Exhibit A may be revised from time to time upon the agreement of the Placement Agent and the Company, which revisions may consist of a confirmation of such change by both parties through electronic mail) if such Subsequent Financing is consummated at any time within the 24-month period following the Termination Date.

4. Subscription and Closing Procedures.

(a) Each prospective purchaser will be required to complete and execute two (2) original omnibus signature pages to the Subscription Agreement and Registration Rights Agreement (collectively referred to as the “Subscription Documents”), which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 11 hereof, together with the subscriber’s check or other immediately available funds in the full amount of the Purchase Price for the principal amount of Convertible Notes desired to be purchased.

(b) All funds for subscriptions received from the Offering will be promptly forwarded by the Placement Agent or the Company, if received by it, to, and deposited into, a non-interest bearing escrow account (the “Escrow Account”) established for such purpose with Signature Bank (the “Escrow Agent”).  All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent.  The Company will pay all fees related to the establishment and maintenance of the Escrow Account.  Subject to the receipt of subscriptions for the Minimum Amount, the Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent for distribution to the subscribers.  The Company will give notice to the Placement Agent of its acceptance of each subscription.  The Company, or the Placement Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the Placement Agent upon such return.

(c) If subscriptions for at least the Minimum Amount have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, the first closing (“First Closing”) shall be held promptly with respect to Convertible Notes subscribed.  Thereafter, the remaining principal amount of Convertible Notes will continue to be offered and sold until the Termination Date. Additional closings (“Closings”) may from time to time be conducted at times mutually agreed to between the Placement Agent and the Company with respect to additional Convertible Notes sold, with the final closing (“Final Closing”) to occur within 10 days after the earlier of the Termination Date and the date on which the entire Over-allotment has been subscribed for. Delivery of payment for the accepted subscriptions for Convertible Notes from the funds held in the Escrow Account will be made at each Closing at the Placement Agent’s offices against delivery of the Notes by the Company at the address set forth in Section 11 hereof (or at such other place as may be mutually agreed upon between the Company and the Placement Agent), net of amounts due to the Placement Agent and its counsel as of such Closing.  Executed instruments/certificates for the Convertible Notes will be in such authorized denominations and registered in such names as the Placement Agent may request on or before the date of each Closing (“Closing Date”), and will be made available to the Placement Agent for checking and packaging at the Placement Agent’s office at each Closing.

(d) If Subscription Documents for the Minimum Amount have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated, no Convertible Notes will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from subscribers for the Convertible Notes to be promptly returned to such subscribers without interest, penalty, expense or deduction.

5. Further Covenants of the Company. The Company hereby covenants and agrees that:

(a) Except with prior written notice to the Placement Agent, the Company shall not, at any time prior to the Final Closing, take any action which would cause any of the representations, warranties and covenants made by it in this Agreement not to be complete, accurate and correct on and as of each Closing Date with the same force and effect as if such representations, warranties and covenants had been made on and as of each such date.

(b) If, at any time prior to the Final Closing (i) any event shall occur which does or may materially affect the Company or as a result of which it might become necessary to amend or supplement the Memorandum so that the representations, warranties and covenants herein remain true, or (ii) in case it shall, in the reasonable opinion of counsel to the Placement Agent, be necessary to amend or supplement the Memorandum to comply with Regulation D or any other applicable securities laws or regulations, the Company shall, in the case of (i) above, promptly notify the Placement Agent and, in the event of either (i) or (ii) above shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements to the Memorandum in such quantities as the Placement Agent may request.  The Company shall not at any time, whether before or after the Final Closing, prepare or use any supplement to the Memorandum of which the Placement Agent shall not previously have been advised and furnished with a copy, or to which the Placement Agent or its counsel will have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance in all material respects with the Act, the Regulations and other applicable securities laws. As soon as the Company is advised thereof, the Company shall advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of the qualification or registration of the Convertible Notes for offering or the suspension of any exemption for such qualification or registration of the Convertible Notes for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company shall use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c) The Company shall comply with the Act, the Regulations, the Exchange Act, and the rules and regulations promulgated thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Convertible Notes are to be offered and in which counsel has advised the Placement Agent that the Convertible Notes are exempt from qualification or registration requirements, so as to permit the continuance of the sales of the Convertible Notes, and will file with the SEC, and shall promptly thereafter forward to the Placement Agent, any and all reports on Form D as are required.

(d) The Company shall use its best efforts to qualify the Convertible Notes for sale under the securities laws of such jurisdictions in the United States as may be mutually agreed to by the Company and the Placement Agent, and the Company shall make such applications and furnish information as may be required for such purposes, provided that the Company shall not be required to qualify as a foreign corporation, file a general consent to service of process or subject itself to taxation in any jurisdiction.  The Company shall, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request.

(e) The Company shall place a legend on the certificates representing the Convertible Notes issued to subscribers stating that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(f) The Company shall apply the net proceeds from the sale of the Convertible Notes for the purposes as are specifically described under the “Use of Proceeds” section of the Memorandum.  Except as set forth in the Memorandum, the Company shall not use any of the net proceeds of the Offering to repay indebtedness to officers, directors or stockholders of the Company without the prior written consent of the Placement Agent.

(g) During the Offering Period, the Company shall make available for review by prospective purchasers of the Convertible Notes during normal business hours at the Company’s offices, upon their request, copies of the Company Agreements to the extent that such shall not violate any obligation on the part of the Company to maintain the confidentiality thereof and shall afford each prospective purchaser of Convertible Notes the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum to the extent it possesses such information or can acquire it without unreasonable expense or effort.

(h) Except with the prior written consent of the Placement Agent, the Company shall not, at any time prior to the earlier of the Final Closing or the Termination Date, (i) engage in or commit to engage in any transaction outside the ordinary course of business as described in the Memorandum, (ii) issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities except as contemplated by the Memorandum, (iii) incur, outside the ordinary course of business, any material indebtedness, (iv) dispose of any material assets, (v) make any material acquisition or (vi) change its business or operations inconsistent with the business described in the Memorandum.

(i) The Company shall at all times continue to comply with its reporting and other obligations under the Exchange Act.  Without limiting the generality of the foregoing, commencing upon the Final Closing the Company shall deliver to the Placement Agent and the purchasers of the Convertible Notes such periodic and other reports as are customarily delivered to the Company’s stockholders, including but not limited to annual reports containing audited financial statements setting forth fairly the financial position of the Company.  In addition, the Company shall deliver to the Placement Agent such quarterly unaudited financial statements as are prepared for the Company’s Board of Directors and a copy of a list of its stockholders as and when so requested, (only for use in connection with the Company).

(j) The Company shall pay all expenses incurred in connection with the preparation and printing of all necessary offering documents, amendments, and instruments related to the Offering and the issuance of the Convertible Notes, and shall also pay its own expenses for accounting fees, legal fees, closing binders, and other costs involved with the Offering. The Company shall provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the Offering as the Placement Agent may reasonably request.  In addition, the Company shall pay all reasonable filing fees, costs and legal fees for Blue Sky services and related filings and expenses of its counsel with respect to Blue Sky exemptions (collectively, the “Blue Sky Expenses”).  The Blue Sky filings shall be prepared by the Company’s counsel.  Moreover, in addition to the Agent’s Expenses set forth in Section 3(e), at the First Closing the Company shall reimburse the Placement Agent for all out-of-pocket expenses incurred, including fees and disbursements of its counsel, in the amount of $50,000 (“Legal Expenses”).

(k) Until the later of (i) the Termination Date and (ii) the Final Closing (as hereinafter defined), the Company will not issue any press release, grant any interview, or otherwise communicate with the media in any manner whatsoever without the Placement Agent’s prior written consent, which consent will not unreasonably be withheld or delayed.

6. Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a) Each of the representations and warranties of the Company qualified as to materiality shall be true and correct at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties of the Company not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b) The Company shall have performed and complied, in all material respects, with all agreements, covenants and conditions required to be performed and complied with by it pursuant to this Agreement and under the Transaction Documents at or before each Closing.

(c) No order suspending the use of the Memorandum or enjoining the offering or sale of the Convertible Notes shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company’s knowledge, are contemplated or threatened.

(d) As of the First Closing, the Company will have the authorized capitalization as described in the Memorandum.

(e) The Placement Agent shall have received a certificate of the Chief Executive Officer of the Company, dated as of each Closing Date, certifying, in such detail as the Placement Agent may reasonably request, as to the fulfillment of the conditions set forth in paragraphs (a), (b), (c) and (d) above.

(f) The Company shall have delivered to the Placement Agent: (i) a currently dated good standing certificate from the Secretary of State of Nevada and each jurisdiction including but not limited to, New Jersey, in which the Company is qualified to do business as a foreign corporation, (ii) certified copies of the Company’s articles of incorporation and bylaws currently in effect, and (iii) at the First Closing, certified resolutions of the Company’s Board of Directors approving this Agreement and the other Transaction Documents, and the transactions and agreements contemplated by this Agreement and the other Transaction Documents.

(g) At each Closing, the Chief Executive Officer and the Chief Financial Officer of the Company shall have provided a certificate to the Placement Agent confirming that there have been no material adverse changes in the condition (financial or otherwise) or prospects of the Company from the date of the financial statements included in the Memorandum, the absence of undisclosed known material liabilities (other than liabilities arising in the ordinary course of business subsequent to the date of the most recent balance sheet included in the Memorandum) and such other matters relating to the financial condition and prospects of the Company that the Placement Agent may reasonably request.

(h) At each Closing, the Company shall pay and deliver to the Placement Agent the Agent’s Expenses, calculated in accordance with Section 3(e) hereof.

(i) At each Closing, the Company shall pay and deliver to the Placement Agent the Agent’s Fee, calculated in accordance with Sections 3(d).  At the First Closing the Company shall pay and deliver to the Placement Agent the Legal Expenses.

(j) At the Closing of the Maximum Amount, the Company shall have delivered the Fee Shares to the Placement Agent.

(k) At the First Closing, the Company and Hudson Asset Partners, LLC, as collateral agent, shall have entered into the Security Agreement.

(l) At the First Closing and each Closing thereafter, the Company and each Investor as of the date thereof shall have entered into a Subscription Agreement and the Registration Rights Agreement.

(m)  At the First Closing and each Closing thereafter (or within 3 business days following such Closing), the Company shall have executed and delivered to the Placement Agent on behalf of the Investors the Convertible Notes in the respective amounts set forth opposite each Investor(s) set forth on a closing investor list spreadsheet for the relevant closing.

(n) There shall have been delivered to the Placement Agent a signed opinion of counsel to the Company, dated as of each Closing Date, in form and substance reasonably satisfactory to counsel to the Placement Agent, in the form and substance customarily delivered in transactions of this nature.

(o) From and after the First Closing, (i) the Company’s Board of Directors shall consist of six members, (ii) the Placement Agent shall have the right to appoint two directors and (ii) the holders of the Bridge Notes shall have the right to appoint two directors, subject to the approval of the Company, which approval shall not be unreasonably withheld.  The Company has approved the appointment of Kevin Sherman as a Board member contingent upon and as of the First Closing.  The Company shall use its best efforts to ensure that the Placement Agent’s and Bridge Note holders’ nominees continue to be elected to the Board of Directors for a period of at least two years from the Termination Date.  Sanford D. Greenberg shall remain as a director and Chairman.  In addition, for a period of two years from the Termination Date the Placement Agent shall have the right to attend all Board of Directors meetings as an observer.

(p) At or prior to the First Closing the officers, directors and key employees of the Company shall have entered into Lock-Up Agreements with the Company, in substantially the form attached hereto as Exhibit B.

(q) All proceedings taken at or prior to each Closing in connection with the authorization, issuance and sale of the Convertible Notes will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

6A.           Mutual Condition. The obligations of the Placement Agent and the Company hereunder are subject to the execution by each Investor of a Subscription Agreement in form and substance reasonably acceptable to the Placement Agent and the Company.

6B.           Conditions to the Company’s Obligations.  The obligations of the Company hereunder are subject to the fulfillment, at or before each Closing, of the condition that each of the representations and warranties made by Placement Agent herein being true and correct as of each Closing Date.

7. Indemnification.

(a) The Company will (i) indemnify and hold harmless the Placement Agent, its selected dealers and their respective officers, directors, employees and each person, if any, who controls the Placement Agent within the meaning of the Act and such selected dealers (each an “Indemnitee”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and disbursements, including appeals), to which any Indemnitee may become subject (x) under the Act or otherwise, in connection with the offer and sale of the Convertible Notes, and (y) as a result of the breach of any representation, warranty or covenant made by the Company herein, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim of any Indemnitee or any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability results from (A) an untrue statement or alleged untrue statement of a material fact made in the Memorandum, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made solely in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof, (B) any violations by the Placement Agent of the Act or state securities laws that does not result from a violation thereof by the Company or any of its affiliates, or (C) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the Placement Agent’s willful misconduct or gross negligence. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering. The foregoing indemnity agreements will be in addition to any liability which the Company may otherwise have.

(b) The Placement Agent will indemnify and hold harmless the Company, its officers, directors, employees and each person, if any, who controls the Company within the meaning of the Act against, and pay or reimburse any such person for, any and all losses, claims, damages or liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) to which the Company or any such person may become subject under the Act or otherwise, whether such losses, claims, damages, liabilities or expenses shall result from any claim of the Company, any of its officers, directors, employees, agents, or any person who controls the Company within the meaning of the Act or any third party, but only to the extent that such losses, claims, damages or liabilities are based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum made in reliance upon and in conformity with information contained in the Memorandum relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the preparation thereof.  In addition, the Placement Agent will not be liable to any Indemnitee under the foregoing indemnification and reimbursement provisions to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from anything other than the willful misconduct or negligence of the Placement Agent.  The Placement Agent will reimburse the Company or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies. The foregoing indemnity agreements will be in addition to any liability which the Placement Agent may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, unless (i) the employment of such counsel has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or that a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that makes it impossible or inadvisable for counsel to the indemnifying party to conduct the defense of both the indemnifying party and the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the indemnifying party; provided, further, that in no event shall the indemnifying party be required to pay fees and expenses for more than one firm of attorneys representing indemnified parties unless the defense of one indemnified party is unique or separate from that of another indemnified party subject to the same claim or action. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.

8. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 7 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total commissions and fees actually received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by

9.  any other method or allocation that does not reflect the equitable considerations referred to in this Section 8. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8. Anything in this Section 8 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

10. Termination.

(a) The Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations, warranties or covenants of the Company contained herein, in the Memorandum or in any other Transaction Document shall prove to have been false or misleading in any material respect when actually made; (ii) the Company shall have failed to perform any of its material obligations hereunder or under any other Transaction Document; (iii) there shall occur any event, within the control of the Company, that would reasonably be expected to have a Material Adverse Effect; or (iv) the Placement Agent determines that it is reasonably likely that any of the conditions to the First Closing set forth herein will not or cannot be satisfied.  In the event of any such termination by the Placement Agent pursuant to clauses (i), (ii) or (iii) of this Section 9(a), the Placement Agent shall be entitled to receive from the Company, within five (5) calendar days of the Termination Date, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal to the sum of: (A) any and all Agent’s Compensation and Agent Expenses earned through the Termination Date, provided that a First Closing or subsequent Closings occur, and (B) all of the Placement Agent’s other reasonably documented expenses, including legal fees and expenses (not to exceed the Legal Expenses), incurred through the Termination Date.  In addition, the Company shall promptly issue to the Placement Agent 2,000,000 shares of Common Stock.  Moreover, the Placement Agent shall continue to be entitled to any amounts as may be due under any indemnity or contribution obligation provided herein or any other Transaction Document, at law or otherwise.

(b) The Offering may be terminated by the Company (i) as of the expiration of the Offering Period if the First Closing has not occurred and (ii) at any time prior to the expiration of the Offering Period in the event that the Placement Agent shall have failed to perform in any material respect any of its material obligations hereunder in accordance with the skill and diligence normally provided by recognized investment banking forms. In the event of any such termination by the Company, the Placement Agent shall not be entitled to any amounts whatsoever except (i) for any Agent’s Compensation earned through the Termination Date, (ii) reimbursement of any documented out of pocket expenses of the Placement Agent incurred through the date of such termination (subject, in the case of Legal Expenses, to the requirements of Section 5(j)) and (iii) as may be due under any indemnity or contribution obligation provided herein or any other Transaction Document, at law or otherwise.

(c) In the event that the Offering is terminated by the Company prior to a First Closing for any reason (other than a material breach by the Placement Agent of any of its material obligations hereunder) then the Placement Agent shall be entitled to receive from the Company, within five (5) calendar days of such termination, (i) an amount in cash equal to the Agent’s Expenses calculated as if there had been a Closing on the Maximum Amount and (ii) 2,000,000 shares of Common Stock.  Moreover, the Placement Agent shall continue to be entitled to any amounts as may be due under any indemnity or contribution obligation provided herein or any other Transaction Document, at law or otherwise.

(d) Before any termination by the Placement Agent under Section 9(a) or by the Company under Section 9(b)(ii) shall become effective, the terminating party shall give 30 days (if the terminating party is the Placement Agent) or 90 days (if the terminating party is the Company) written notice to the other party of its intention to terminate the Offering (the “Termination Notice”) (such Termination Notice to specify in reasonable detail the facts alleged to give rise to the terminating party’s right to terminate for cause) and shall have provided the non-terminating party a reasonable opportunity to cure by performing such obligations

(e) This Offering may be terminated upon mutual agreement of the Company and the Placement Agent at any time prior to the expiration of the Offering Period.  If the Offering is terminated pursuant to this Section 9(e) or pursuant to Section 9(a)(iv), then the Company shall pay the Placement Agent any documented out of pocket expenses of the Placement Agent incurred through the date of such termination (subject, in the case of Legal Expenses, to the requirements of Section 5(j)).

(f) Upon any termination pursuant to this Section 9, the Placement Agent and the Company shall instruct the Escrow Agent to cause all monies received with respect to the subscriptions for Convertible Notes not accepted by the Company to be promptly returned to such subscribers without interest, penalty, expense or deduction.  The Company shall be responsible for any outstanding fees owed to the Escrow Agent.

11. Survival.

(a) The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder.

(b) The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Convertible Notes or any termination of the Offering hereunder for a period of two (2) years following the date of the Final Closing.

12. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered personally, or the date mailed if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address which shall be effective upon receipt) or sent by electronic transmission, with confirmation received, if sent to the Placement Agent, will be mailed, delivered or telefaxed and confirmed to: John Thomas Financial, Inc., 14 Wall Street, 23rd Floor, New York, New York 10005, Attention: Thomas Belesis, Chief Executive Officer, telefax number (800) 598-9945, with a copy to: Meister Seelig & Fein LLP, Two Grand Central Tower, 140 East 45th Street, 19th Floor, New York, New York 10017, Attention: Mitchell Schuster, Esq., telefax number (212) 655-3535, and if sent to the Company, to: XELR8 Holdings, Inc., 480 South Holly Street, Denver, Co. 80246, Attention: Daniel W. Rumsey, Interim Chief Executive Officer, telefax number (310) 317-7484, with a copy to Davis Graham & Stubbs, LLC, 1550 Seventeenth Street, Suite 500, Denver, CO 80202, Attn:  Michelle Shepston.

13. Arbitration, Choice of Law; Costs. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State, without regard to principles of conflict of laws.  Any disputes, controversies or claims (“Disputes”) arising out of or relating to this Agreement, or the breach thereof, shall be referred to a sole arbitrator selected in accordance with the rules of the American Arbitration Association (“AAA”) sitting in New York, New York and enforcement of and/or challenges to any determination made by such arbitrators shall be determined in accordance with the laws of the State of New York.  Any award issued by the AAA shall be final and binding, and judgment upon the award rendered may be entered in any court having jurisdiction. Neither party may seek punitive damages and any and all requests for supporting documentations or depositions may only be granted upon the determination of the arbitrator.  Such arbitration shall be the exclusive method of resolving Disputes.  Without limiting the generality of the foregoing, the parties expressly waive resort to any judicial or other mechanism for the enforcement of any rights and remedies under this Agreement, except to the extent that judicial relief may be sought solely to compel a party to this Agreement to abide by the exclusive means of dispute resolution set forth herein. Notwithstanding the foregoing, the parties agree that to the extent that actions or inactions by either party may expose either party to irreparable harm, that either party shall be allowed to protect its  rights through application to appropriate State and/or Federal courts for Temporary Restraining Orders pending arbitration resolution.  Each party shall be liable for their own costs and expenses related to the arbitration, including attorneys’ fees.

14. Name Change. The Company covenants and agrees that it shall change its name to Bazi, Inc. within 45 days after the Final Closing, or as soon thereafter as is practicable in light of the requirements of Sections 14(a) and 14(c) of the Exchange Act and the rules and regulations of the SEC thereunder.

15. Modification; Performance; Waiver. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement.

16. Entire Agreement. This Agreement, together with any other agreement referred to herein, supersedes all prior agreements between the parties with respect to the Convertible Notes to be offered and sold hereunder and the subject matter hereof.  Notwithstanding the foregoing, the IB Agreement, to the extent that it is not expressly superseded by the terms and conditions of this Agreement, remains in full force and effect.

17. Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on anyone counterpart).  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail signature page were an original thereof.  This Agreement shall become effective when one or more counterparts has been signed and delivered by each of the parties hereto.

18. Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, such provision shall be fully severable.  This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be deemed added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to cause such provision to be legal, valid and enforceable.

19. Interpretation.  The parties hereto have participated jointly in the negotiating and drafting of this Agreement.  If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

20. Headings.  The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions of this Agreement.

    If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

PLACEMENT AGENT:

JOHN THOMAS FINANCIAL, INC.

By:	/s/ Thomas Belesis
Thomas Belesis
Chief Executive Officer

COMPANY:

XELR8 HOLDINGS, INC.

By:	/s/ Daniel W. Rumsey
Daniel W. Rumsey
Interim Chief Executive Officer

EXHIBIT A

Investors

[To be updated]

EXHIBIT B

Form of Lock-Up Agreement